UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2008
PROLIANCE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13894 (Commission File Number)	34-1807383 (IRS Employer Identification No.)

100 Gando Drive New Haven, Connecticut (Address of Principal Executive Offices)	06513 (Zip Code)
Registrant’s telephone number, including area code: 203.401.6450

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 30, 2008, Proliance International, Inc. (the “Company”) entered into the Seventh Amendment (the “Seventh Amendment”) of the Credit and Guaranty Agreement (as amended prior to September 30, 2008, the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, the “Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, and Wells Fargo Foothill, LLC (“Wells Fargo”), as a lender and borrowing base agent for the Lenders.
     Pursuant to the Seventh Amendment, and upon the terms and subject to the conditions thereof, the Southaven Insurance Proceeds Reserve (the “Reserve”) was (i) reduced from $5.0 million to $4.0 million effective on September 30, 2008, and (ii) increased back to $5.0 million on October 2, 2008. The reduction of the Reserve provided additional temporary borrowing capacity.
     On October 2, 2008, the Company entered into the Eighth Amendment (the “Eighth Amendment”) of the Agreement (as amended prior to October 2, 2008) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the Lenders, Silver Point, as administrative agent for the Lenders, collateral agent and as lead arranger, and Wells Fargo, as a lender and borrowing base agent for the Lenders.
     Pursuant to the Eighth Amendment, and upon the terms and subject to the conditions thereof, the Reserve (i) has been reduced from $5.0 million to $2.5 million effective on October 2, 2008, and (ii) will be increased to $5.0 million on the earlier of (x) the occurrence of an Event of Default, or (y) October 31, 2008, provided that, if prior to such time, the Company provides satisfactory commitment letters in respect of the Mezzanine Financing and Senior Credit Financing, then subject to certain conditions described in the Eighth Amendment, the Reserve shall be reduced to $0 until November 30, 2008. If the reduction is extended until November 30, 2008, the Reserve may be increased to $5.0 million on the earliest of (w) an Event of Default, (x) the date the Administrative Agent determines the Mezzanine Financing and Senior Credit Financing is not likely to be consummated, (y) the date any commitment letter for the Mezzanine Financing and Senior Credit Financing is terminated, and (z) November 30, 2008 if the Mezzanine Financing and Senior Credit Financing have not been consummated. The reduction of the Reserve may provide additional temporary borrowing capacity as the Company seeks to complete a Mezzanine Financing and Senior Credit Financing.
     The foregoing description of the Seventh and Eighth Amendments do not purport to be complete and are qualified in their entirety by reference to the Seventh and Eighth Amendments, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.
     The following exhibits are attached to this Current Report on Form 8-K:

Exhibit
Number	Description
10.1	Seventh Amendment to Credit Agreement dated September 30, 2008.

10.2	Eighth Amendment to Credit Agreement dated October 2, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.

Date: October 6, 2008	By:	/s/ Arlen F. Henock
	Name:	Arlen F. Henock
	Title:	Executive Vice President and Chief Financial Officer